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                                     EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 1998, except as to Note 10 which is as of April 28, 1998, which appears on page F-2 of the Registration Statement on Form S-1 (No. 333-38755) of FVC.COM, Inc. (formerly First Virtual Corporation) dated April 29, 1998.



/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

San Jose, California
February 15, 1999


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